Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Sarika Sahni	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2751

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2008 RESULTS

NEW YORK, N.Y., November 4, 2008 — Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the third quarter ended September 27, 2008.

Third Quarter 2008 Results

For the third quarter of 2008, net revenues increased $15.1 million to $352.6 million, up from $337.5 million in the third quarter of 2007. Excluding charges of $1.8 million associated with the Company’s recent U.K. value added tax, or VAT, ruling, which were recorded as an offset to revenue, net revenues were up $16.9 million, or 5%, versus the prior year period.

Net income for the third quarter of 2008 was $52.7 million, including the impact of the Company’s recent U.K. VAT ruling and the Company’s share of after-tax expense of $0.6 million associated with the startup of the China joint venture, versus $49.5 million in the prior year period. Excluding these charges, net income for the third quarter of 2008 was $54.5 million, an increase of $5.0 million, or 10%, versus the prior year period.

Earnings per fully diluted share were $0.67 in the third quarter of 2008, versus $0.62 in the prior year period. Excluding the U.K. VAT charges and expense associated with the startup of the China joint venture, earnings per fully diluted share were $0.70, an increase of 13% versus the prior year period.

First Nine Months 2008 Results

In the first nine months of 2008, net revenues increased $66.6 million to $1,189.7 million, up from $1,123.1 million in the first nine months of 2007. Excluding charges of $34.2 million associated with the recent U.K. VAT ruling, net revenues were up $100.8 million, or 9%, versus the prior year period.

Net income for the first nine months of 2008, including the U.K. VAT charges and the Company’s share of after-tax expense of $1.3 million associated with the startup of the China joint venture, was $156.7 million versus $161.4 million in the prior year period. Excluding these charges, net income was $181.2 million, an increase of $19.8 million, or 12%, versus the prior year period.

Earnings per fully diluted share were $1.98 in the first nine months of 2008, including the U.K. VAT charges and expense associated with the startup of the China joint venture. Excluding these charges and $0.02 per fully diluted share of non-recurring expense associated with the early extinguishment of debt in the prior year period, earnings per fully diluted share were $2.29 in the first nine months of 2008, an increase of 15% versus $2.00 per fully diluted share in the prior year period.

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Commenting on results, David Kirchhoff, President and Chief Executive Officer of the Company, said, “Despite a difficult economic environment, the Company delivered net income and earnings-per-share growth in the third quarter of 2008 in line with our expectations. We are looking forward to the December launch of a new program in our North American, U.K. and Australian markets, the first new program these markets have seen in several years. We are confident that this new program will deliver excellent benefits and aid in the success of our members in these important markets.”

The Company narrowed its full year 2008 earnings guidance range to between $2.75 and $2.78 per fully diluted share, including expense associated with the startup of its China joint venture and the current year portion of the U.K. VAT charges resulting from the recent adverse ruling.

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer, and Ann Sardini, Chief Financial Officer, will discuss third quarter results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for 30 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated statement of operations presented in accordance with accounting principles generally accepted in the United States, or GAAP, the Company has disclosed non-GAAP measures of operating results that exclude certain items. Net revenues, net income and earnings per fully diluted share are discussed in this release both as reported (on a GAAP basis) and excluding the impact of the Company’s recent adverse U.K. VAT ruling, expense associated with the startup of the China joint venture, and non-recurring expense in 2007 associated with the early extinguishment of debt. Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the performance of the Company’s business and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation, or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Consolidated Statements of Operations” for the three and nine months ended September 27, 2008 and September 29, 2007 included with this release for a reconciliation of the non-GAAP financial measures excluding the impact of the Company’s recent adverse U.K. VAT ruling to the related GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 50,000 weekly meetings where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

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WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	September 27, 2008	December 29, 2007
ASSETS
Current assets	$222.0	$186.3
Property and equipment, net	39.0	36.2
Goodwill, franchise rights and other intangible assets, net	841.4	804.5
Deferred income taxes	—	9.9
Other	8.0	9.3

TOTAL ASSETS	$1,110.4	$1,046.2

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities	$491.7	$358.4
Long-term debt	1,500.6	1,602.5
Other	18.9	11.6

TOTAL LIABILITIES	2,011.2	1,972.5

Shareholders’ deficit	(900.8)	(926.3)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$1,110.4	$1,046.2

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended September 27, 2008			Three Months Ended September 29, 2007
	Reported Results	Impact of VAT Ruling	Adjusted Results
Revenues, net	$352.6	$(1.8)	$354.4	$337.5
Cost of revenues	158.2		158.2	149.6

Gross profit	194.4	(1.8)	196.2	187.9
Marketing expenses	40.0		40.0	39.2
Selling, general and administrative expenses	46.6		46.6	42.2

Operating income	107.8	(1.8)	109.6	106.5
Interest expense	21.3		21.3	28.3
Other expense (income), net	1.2		1.2	(2.3)
Early extinguishment of debt	—		—	—

Income before income taxes and minority interest	85.3	(1.8)	87.1	80.5
Provision for income taxes	33.1	(0.6)	33.7	31.0

Income before minority interest	52.2	(1.2)	53.4	49.5
Minority interest	0.5		0.5	—

Net income	$52.7	$(1.2)	$53.9	$49.5

Earnings Per Share:
Basic	$0.68	$(0.01)	$0.69	$0.63

Diluted	$0.67	$(0.02)	$0.69	$0.62

Weighted average common shares outstanding:
Basic	77.9	77.9	77.9	79.2

Diluted	78.1	78.1	78.1	79.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Nine Months Ended September 27, 2008			Nine Months Ended September 29, 2007
	Reported Results	Impact of VAT Ruling	Adjusted Results

Revenues, net	$1,189.7	$(34.2)	$1,223.9	$1,123.1
Cost of revenues	539.3		539.3	489.5

Gross profit	650.4	(34.2)	684.6	633.6
Marketing expenses	186.6		186.6	163.6
Selling, general and administrative expenses	138.7		138.7	124.5

Operating income	325.1	(34.2)	359.3	345.5
Interest expense	68.2		68.2	82.6
Other income, net	(1.3)		(1.3)	(2.5)
Early extinguishment of debt	—		—	3.0

Income before income taxes and minority interest	258.2	(34.2)	292.4	262.4
Provision for income taxes	102.7	(11.0)	113.7	101.0

Income before minority interest	155.5	(23.2)	178.7	161.4
Minority interest	1.2		1.2	—

Net income	$156.7	$(23.2)	$179.9	$161.4

Earnings Per Share:
Basic	$1.99	$(0.29)	$2.28	$1.99

Diluted	$1.98	$(0.30)	$2.28	$1.98

Weighted average common shares outstanding:
Basic	78.7	78.7	78.7	81.0

Diluted	79.0	79.0	79.0	81.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	September 27, 2008 Including Impact of VAT Ruling	September 27, 2008 Excluding Impact of VAT Ruling (2)	September 29, 2007
Total Revenues (in $ millions)
Meeting Fees	213.2	215.0	204.5
Product Sales	68.6	68.6	72.2
Internet Revenues	47.7	47.7	38.6
Franchise Commissions	3.3	3.3	3.8
All Other	19.8	19.8	18.4

Total Revenues	352.6	354.4	337.5

North America (in $ millions)
Meeting Fees	146.3	146.3	145.3
Product Sales	34.2	34.2	38.7

Total	180.5	180.5	184.0

International (in $ millions)
Meeting Fees	66.9	68.7	59.2
Product Sales	34.4	34.4	33.5

Total	101.2	103.1	92.7

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	14.3	14.3	14.2
UK Meeting Paid Weeks	3.4	3.4	2.8
CE Meeting Paid Weeks	2.7	2.7	2.1
Other Meeting Paid Weeks	0.7	0.7	0.6

Sub-total Meeting Paid Weeks	21.1	21.1	19.7
Online Paid Weeks	9.8	9.8	7.8

Total Paid Weeks	30.9	30.9	27.4

Attendance (in millions)
North America	8.1	8.1	8.7
UK	2.5	2.5	2.6
CE	2.0	2.0	2.1
Other	0.5	0.5	0.6

Total Attendance	13.1	13.1	13.9

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	755.0	755.0	609.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.
(2)	In adjusting the 2008 reported results to exclude the impact of the recent adverse U.K. VAT ruling, the reported results for “Total Revenues — Meeting Fees”, “Total Revenues — Total Revenues”, “International — Meeting Fees” and “International — Total” were adjusted by the aggregate amount of $1.8 million.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Nine Months Ended
	September 27, 2008 Including Impact of VAT Ruling	September 27, 2008 Excluding Impact of VAT Ruling (2)	September 29, 2007
Total Revenues (in $ millions)
Meeting Fees	693.6	727.8	672.1
Product Sales	276.6	276.6	266.9
Internet Revenues	142.6	142.6	112.6
Franchise Commissions	13.1	13.1	13.5
All Other	63.8	63.8	58.0

Total Revenues	1,189.7	1,223.9	1,123.1

North America (in $ millions)
Meeting Fees	481.2	481.2	461.2
Product Sales	141.3	141.3	145.1

Total	622.5	622.5	606.3

International (in $ millions)
Meeting Fees	212.4	246.6	210.9
Product Sales	135.3	135.3	121.8

Total	347.7	381.9	332.7

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	46.8	46.8	44.6
UK Meeting Paid Weeks	11.4	11.4	9.8
CE Meeting Paid Weeks	9.5	9.5	8.3
Other Meeting Paid Weeks	2.2	2.2	2.1

Sub-total Meeting Paid Weeks	69.8	69.8	64.8
Online Paid Weeks	29.5	29.5	23.1

Total Paid Weeks	99.3	99.3	87.9

Attendance (in millions)
North America	28.6	28.6	30.1
UK	9.2	9.2	9.5
CE	7.7	7.7	8.1
Other	1.7	1.7	2.0

Total Attendance	47.2	47.2	49.7

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	755.0	755.0	609.0

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.
(2)	In adjusting the 2008 reported results to exclude the impact of the recent adverse U.K. VAT ruling, the reported results for “Total Revenues — Meeting Fees”, “Total Revenues — Total Revenues”, “International — Meeting Fees” and “International — Total” were adjusted by the aggregate amount of $34.2 million.